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                                                                    Exhibit 5.1


                                                                    Our File No.
                                                                  1110498-900700
                               January 16, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


     RE: THE KINETICS GROUP, INC. REGISTRATION STATEMENT FORM S-1 FILE NO. 333-17777

Ladies and Gentlemen:

     As counsel to The Kinetics Group, Inc. (the "Company"), we are rendering this opinion in connection with a proposed sale by the Company of those certain shares of the Company's newly-issued common stock, $0.001 par value (the "Company Shares"), and the proposed sale by certain stockholders of certain additional shares of Common Stock (the "Stockholder Shares"), as set forth in the Registration Statement on Form S-1, to which this opinion is being filed as
Exhibit 5.1.

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to our opinion that the Stockholder Shares are fully paid, we have relied solely upon representations by officers of the Company concerning receipt by the Company of consideration for the Stockholder Shares.

     We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.
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GRAY CARY WARE & FREIDENRICH
January 16, 1997
Page 2

     Based on such examination, we are of the opinion that the Company Shares identified in the above-referenced Registration Statement are duly authorized, and, when issued against payment of the purchase price therefor in accordance with the underwriting agreement between the Company, the selling stockholders and the underwriters, and upon effectiveness of the Registration Statement, will be validly issued, fully paid, and nonassessable. We are of the further opinion that the Stockholder Shares identified in the above-referenced Registration Statement are, as of the date hereof, duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                              Respectfully submitted,


                              /s/ Gray Cary Ware & Freidenrich
                              --------------------------------

                              GRAY CARY WARE & FREIDENRICH
                              A Professional Corporation